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                                                                  Exhibit (e)(4)

[LOGO] AIG The AIG Life Companies (U.S.)

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                                                       EXECUTIVE ADVANTAGE(SM)

                                                         PREMIUM ALLOCATION

Policy Number:                  Policyholder:
               --------------                 --------------------------------------------------------------------------------------
                                              (Last Name, First Name, Middle Name)

Insured:                                                                        Social Security No.:       -     -
         --------------------------------------------------------------------                        ------ ----- ------
         (Last Name, First Name, Middle Name)

[ ]  I revoke my current Premium Allocation and direct that all future premiums be invested as described below.

Allocation of Premium

Guaranteed Account                                         $_____
                                                                    Goldman Sachs Variable Insurance Trust
   AllianceBernstein Variable Products Series Fund, Inc.               Strategic International Equity Fund                  $_____
   Growth Portfolio                                        $_____      Structured U.S. Equity Fund                          $_____
   Growth and Income Portfolio                             $_____
   Large Cap Growth Portfolio                              $_____   J.P. Morgan Insurance Trust
   Small Cap Growth Portfolio                              $_____      Small Cap Core Portfolio                             $_____
American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                                 $_____   The Universal Institutional Funds, Inc.
   VP International Fund                                   $_____      Core Plus Fixed Income Portfolio                     $_____
BlackRock Variable Series Funds, Inc.                                  Emerging Markets Equity Portfolio                    $_____
   BlackRock Basic Value V.I. Fund                         $_____      High Yield Portfolio                                 $_____
   BlackRock Fundamental Growth V.I. Fund                  $_____      Mid Cap Growth Portfolio                             $_____
   BlackRock Government Income V.I. Fund                   $_____      U.S. Mid Cap Value Portfolio                         $_____
   BlackRock Value Opportunities V.I. Fund                 $_____
Credit Suisse Trust                                                 Neuberger Berman Advisers Management Trust
   International Equity Flex III Portfolio                 $_____      AMT Partners Portfolio                               $_____
   International Equity Flex II Portfolio                  $_____   PIMCO Variable Insurance Trust
   International Equity Flex I Portfolio                   $_____      High Yield Portfolio                                 $_____
   U.S. Equity Flex III Portfolio                          $_____      Long-Term U.S. Government Portfolio                  $_____
   U.S. Equity Flex II Portfolio                           $_____      Real Return Portfolio                                $_____
   U.S. Equity Flex I Portfolio                            $_____      Short-Term Portfolio                                 $_____
Fidelity Variable Insurance Products                                   Total Return Portfolio                               $_____
   VIP Balanced Portfolio                                  $_____
   VIP Contrafund Portfolio                                $_____   Vanguard Variable Insurance Fund
   VIP Index 500 Portfolio                                 $_____      Total Bond Market Index Portfolio                    $_____
   VIP Money Market Portfolio                              $_____      Total Stock Market Index Portfolio                   $_____
Franklin Templeton Variable Insurance Products Trust                VALIC Company I
   Developing Markets Securities Fund - Class 2            $_____      International Equities Fund                          $_____
   Foreign Securities Fund - Class 2                       $_____      Mid Cap Index Fund                                   $_____
   Growth Securities Fund - Class 2                        $_____      Small Cap Index Fund                                 $_____

As Policyholder, I represent that:

     a)   the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.

     b)   I have received copies of the current prospectuses.

     c)   I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.

     d)   I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.

     e)   I believe that this Policy will meet my insurance needs and financial objectives.


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Signature of Insured                                                Signature of Policyholder (If other than Insured)

                           , 2007
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Date Signed

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Premium Allocation, Executive Advantage(SM), 04/07
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